Exhibit 4.2

SUPPLEMENTAL INDENTURE NO. 2

Dated as of March 1, 2019

Between

KANSAS CITY POWER & LIGHT COMPANY,

As Issuer

and

THE BANK OF NEW YORK MELLON

As Trustee

THIS SUPPLEMENTAL INDENTURE NO. 2 (this “Supplemental Indenture”), dated as of March 1, 2019, is between KANSAS CITY POWER & LIGHT COMPANY, a Missouri corporation (“Company”), and THE BANK OF NEW YORK MELLON (formerly The Bank of New York), a corporation organized under the laws of the State of New York authorized to conduct a banking business, as Trustee (“Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 2002 (the “Original Indenture” and, as previously amended and supplemented, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Supplemental Indenture No. 1 dated as of November 15, 2005 (the “Supplemental Indenture No. 1”) providing for the issuance of $250,000,000 in aggregate principal amount of the Company’s 6.05% Senior Notes due 2035, Series B (the “2035 Notes”);

WHEREAS, Section 10.01(b) of the Original Indenture provides that the Company and the Trustee may enter into an indentures supplemental thereto to add to the covenants and agreements of the Company such further covenants, agreements, restrictions or conditions for the protection of the holders of the Securities of all or any series as the Company’s Board of Directors and the Trustee shall consider to be for the protection of the holders of Securities of such series;

WHEREAS, the Company intends to execute and deliver that certain Sixteenth Supplemental Indenture, dated as of March 1, 2019 (the “Sixteenth Supplemental Mortgage Indenture”) to the General Mortgage Indenture and Deed of Trust, dated as of December 1, 1986, between the Company and UMB Bank, N.A. (formerly United Missouri Bank of Kansas City, N.A.), as trustee (the “Mortgage Bond Trustee”) (such Indenture, as previously and hereinafter supplemented, the “Mortgage Indenture”), pursuant to which the Company intends to issue general mortgage bonds thereunder secured by a lien on certain property of the Company as so provided in the Mortgage Indenture (the “Mortgaged Property”);

WHEREAS, the Company desires to amend the Supplemental Indenture No. 1 and the 2035 Notes to set forth the terms upon which the Company shall issue such mortgage bonds to the Trustee for the benefit of the holders of the 2035 Notes (the “Secured Notes”) as collateral security for the payment of the Secured Notes;

WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the Company and the Trustee for the equal and ratable benefit of the holders of the Secured Notes and for the benefit of the Trustee as follows:

ARTICLE ONE

Relation to Indenture; Additional Definitions

Section 1.01. Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.02. Additional Definitions. Unless the context otherwise requires, a term defined in the Indenture has the same meaning when used in this Supplemental Indenture; provided, however, that, where a term is defined both in this Supplemental Indenture and in the Indenture, the meaning given to such term in this Supplemental Indenture shall control for purposes of this Supplemental Indenture and the Indenture.

All references herein to Articles, Sections or Exhibits, unless otherwise specified, refer to the corresponding Articles, Sections or Exhibits of this Supplemental Indenture. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture.

ARTICLE TWO

Amendment of Supplemental Indenture No. 1 and the 2035 Notes

Section 2.01. Exhibit A of Supplemental Indenture No. 1 is hereby replaced with Exhibit A to this Supplemental Indenture.

Section 2.02. Supplemental Indenture No. 1 is hereby amended by amending and restating the defined terms “Indenture”, “Supplemental Indenture”, “Supplemental Indenture No. 1” and “Notes” as follows:

“Indenture” means the Original Indenture, as amended and/or supplemented from time to time.

“Notes” means the Company’s 6.05% Senior Notes due 2035, Series B.

“Supplemental Indenture” and “Supplemental Indenture No. 1” mean Supplemental Indenture No. 1 between the Company and the Trustee, dated as of November 15, 2005, as amended by Supplemental Indenture No. 2 by and between the Company and the Trustee, dated as of March 1, 2019, as may be further amended and or supplemented from time to time.

Section 2.03. Section 1.07 of Supplemental Indenture No. 1 is hereby amended and restated as follows:

“1.07 Global Notes.

(a) The Notes shall be issuable in whole or in part in the form of one or more permanent Global Securities in definitive, full registered, book-entry form, without interest coupons (the “Global Note”). The Global Note shall be deposited on its issuance date with, or on behalf of, the Depositary.

(b) Each Global Note shall represent such of the Notes as shall be specified therein and shall each provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges or redemptions. Any endorsement of a Global Note to reflect the amount, or any increase or decrease in the aggregate principal amount, of Notes represented thereby shall be reflected by the Trustee on Schedule A attached to the Note and made by the Trustee in accordance with written instructions or such other written form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in the Global Note.”

Section 2.04. Supplemental Indenture No. 1 is hereby amended by the addition of Section 1.12 thereto, to read as follows:

“Section 1.12 Collateral Security for the Notes.

(a) For the purpose of providing collateral security for the obligations of the Company with respect to the Notes, the Company shall issue and deliver the 6.05% Mortgage Bond, Collateral Series due 2035 (the “2035 Collateral Mortgage Bonds”) to the Trustee pursuant to the Sixteenth Supplemental Indenture, dated as of March 1, 2019 (the “Sixteenth Supplemental Mortgage Indenture”) to the General Mortgage Indenture and Deed of Trust, dated as of December 1, 1986 between the Company and UMB Bank, N.A. (formerly United Missouri Bank of Kansas City, N.A.), as trustee (the “Mortgage Bond Trustee”) (such General Mortgage Indenture and Deed of Trust, as previously and hereinafter supplemented (including by the Sixteenth Supplemental Mortgage Indenture) is hereinafter referred to as the “Mortgage Indenture”). For the avoidance of doubt, any amounts received by the Trustee with respect to the 2035 Collateral Mortgage Bonds will be applied to satisfy any obligations under the Notes in accordance with the Indenture and not any other Securities outstanding under the Indenture. In connection with the delivery of the 2035 Collateral Mortgage Bonds to the Trustee, the Company shall (i) deliver to the Trustee an Officers’ Certificate stating that (A) the Company has duly executed and the Mortgage Bond Trustee has duly authenticated the 2035 Collateral Mortgage Bonds in the aggregate principal amount of $250,000,000, and (B) the Company has delivered the 2035 Collateral Mortgage Bonds to the Trustee in the aggregate principal amount of $250,000,000, (ii) provide to the Trustee an Opinion of Counsel, satisfactory in form and substance to the Trustee, regarding the due execution, issuance, validity and enforceability of the 2035 Collateral Mortgage Bonds, and (iii) deliver to the Trustee a copy of the Mortgage Indenture, including the Sixteenth Supplemental Indenture, certified by the Secretary or an Assistant Secretary of the Company.

(b) The 2035 Collateral Mortgage Bonds shall be fully registered in the name of the Trustee. Until released in accordance with Section 1.14 of this Indenture Supplement No. 1, the Trustee shall hold the 2035 Collateral Mortgage Bonds in trust for the benefit of the holders from time to time of the Notes as security for any and all obligations of the Company with respect to the Notes, including but not limited to, (1) the full and prompt payment of the principal of and premium, if any, on the Notes when and as the same shall become due and payable in accordance with the terms and provisions of the Indenture or the Notes, either at the stated maturity thereof, upon acceleration of the maturity thereof or upon redemption, and (2) the full and prompt payment of any interest on the Notes, when and as the same shall become due and payable in accordance with the terms and provisions of the Indenture or the Notes.

(c) The Company acknowledges and agrees that, solely for administrative purposes, the Trustee will establish an account in the name of the Company for the custody and safekeeping of 2035 Collateral Mortgage Bonds delivered to the Trustee.”

Section 2.05. Supplemental Indenture No. 1 is hereby amended by the addition of Section 1.13 thereto, to read as follows:

“Section 1.13 Actions with Respect to 2035 Collateral Mortgage Bonds.

(a) Except for the safe custody of any 2035 Collateral Mortgage Bonds in its possession and the accounting for moneys actually received by it with respect to the 2035 Collateral Mortgage Bonds, the Trustee shall have no duty to act, consent or request any action of any Person in connection with the 2035 Collateral Mortgage Bonds unless the Trustee shall have received (i) written direction from the holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class and (ii) indemnity satisfactory to it against any liabilities that may be incurred by it in connection therewith; provided, however, that in no event shall the Trustee have any duty to attend meetings of bondholders under the Mortgage Indenture, or to ascertain or take action with respect to voting, consents, waivers, amendments or any other matters relative to the 2035 Collateral Mortgage Bonds and/or the Mortgage Indenture. The Trustee shall have no duty to ascertain or inquire into or verify the performance or observance of any covenants, conditions or agreements on the part of the Company or the Mortgage Bond Trustee with respect to the 2035 Collateral Mortgage Bonds. The Trustee will not be required to take any action that is contrary to applicable law or any provision of the Indenture, the 2035 Collateral Mortgage Bonds or the Mortgage Indenture or, that otherwise subjects it to liability.

(b) To the extent that any consent or instruction from the Trustee and/or the holders of the Notes is required with respect to the 2035 Collateral Mortgage Bonds and/or the Mortgage Indenture, the Trustee shall not have any duty or obligation to determine whether such consent or instruction is required nor any duty or obligation to give or otherwise solicit such consent or instructions; provided, however, that if the Trustee receives any written notices with respect to the 2035 Collateral Mortgage Bonds, it shall promptly transmit such notices to the holders of the Notes in accordance with the Indenture.

(c) It is expressly understood and agreed by the Company (and, with respect to any holder of a Note, by holding such Note such holder shall be deemed to have agreed) that the Trustee shall not be responsible for any recital, statement, representation, or warranty (whether written or oral) made by any Person other than the Trustee in or in connection with the Indenture or the Mortgage Indenture or any certificate or other document referred to or provided for in, or received by it under, the Indenture or the Mortgage Indenture, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of the 2035 Collateral Mortgage Bonds, the Mortgage Indenture, or any other document referred to or provided for therein or for any failure by the Company, the Mortgage Bond Trustee or any other Person to perform any of its obligations hereunder or thereunder.

(d) Whether or not expressly provided herein, the rights, privileges, protections, immunities, indemnities and benefits given to the Trustee pursuant to the Indenture shall apply to any action taken by the Trustee in accordance with the terms of the 2035 Collateral Mortgage Bonds and/or the Mortgage Indenture.”

(e) If an Event of Default under the Indenture occurs and is continuing with respect to the Notes and the Notes have been accelerated as a consequence of such Event of Default, the Trustee may and, subject to Section 6.02 of the Indenture, upon request of holders of not less than a majority in principal amount of the Notes then Outstanding, and receipt of indemnity to its satisfaction, shall exercise such other rights as it shall possess under the Mortgage Indenture as a holder of the 2035 Collateral Mortgage Bonds.

(f) With the written consent of the holders of a majority in aggregate principal amount of the outstanding Notes, the Trustee may consent to modifications, amendments, or supplements to (or provide waivers in respect of) the 2035 Collateral Mortgage Bonds and/or the Mortgage Indenture; provided, however, that without the written consent of each holder of a Note, the Trustee shall not consent to any modification, amendment or supplement to (or provide waivers in respect of) the 2035 Collateral Mortgage Bonds and/or the Mortgage Indenture that have the effect of (A) (i) extending the fixed maturity of 2035 Collateral Mortgage Bonds, (ii) changing any terms of any sinking fund or analogous fund or conversion rights with respect to 2035 Collateral Mortgage Bonds, (iii) reducing the rate or extending the time of payment of interest on the 2035 Collateral Mortgage Bonds, or reducing the principal amount of 2035 Collateral Mortgage Bonds, or, (iv) limiting the right of the Trustee (as the holder of the 2035 Collateral Mortgage Bonds) to institute suit for the enforcement of payment of principal of or premium, if any, or interest on 2035 Collateral Mortgage Bonds in accordance with the terms thereof, or (B) reducing the percentage of mortgage bonds, the holders of which are required to consent to any such supplement, amendment and/or waiver, or (C) permitting the creation by the Company of any Prior Lien (as such term is defined in the Mortgage Indenture) in accordance with the Mortgage Indenture.

Section 2.06. Supplemental Indenture No. 1 is hereby amended by the addition of Section 1.14 thereto, to read as follows:

“Section 1.14 Release of Liens in Respect of 2035 Collateral Mortgage Bonds; Change of Amounts. (a) Upon the Trustee’s receipt of an Officers’ Certificate and an Opinion of Counsel from the Company certifying that all conditions to the satisfaction and discharge of the Indenture with respect to the Notes (but, for avoidance of doubt, not any other series of Securities then outstanding under the Indenture) in accordance with Section 12.01 of the Indenture, the Trustee shall be deemed not to hold a lien on the 2035 Collateral Mortgage Bonds on behalf of the holders of the Notes and the Trustee shall, upon written request of the Company, deliver to the Company the 2035 Collateral Mortgage Bonds, together with such appropriate instruments of transfer or release as may be reasonably requested by the Company (and at the expense of the Company) to release such lien. All the 2035 Collateral Mortgage Bonds delivered to the Company in accordance with this Section 1.14 shall be delivered by the Company to the Mortgage Trustee for cancellation.”

(b) Following any partial payment, redemption or retirement of the Notes, the Company shall promptly furnish to the Trustee an Officers’ Certificate certifying as to such payment, redemption or retirement and the principal amount of the Notes outstanding following such change in aggregrate principal amount and instructing the Trustee to exchange the 2035 Collateral Mortgage Bond to the Mortgage Trustee in return for a 2035 Collateral Mortgage Bond reflecting the current outstanding aggregate principal amount so certified in the Officers’ Certificate.

Section 2.07. Supplemental Indenture No. 1 is hereby amended by the addition of Section 1.15 thereto, to read as follows:

Section 1.15. Delivery of Non Payment Notice to Mortgage Trustee. If payment of the principal of and premium, if any, or interest on the Notes has not been fully paid, deemed to have been paid or otherwise satisfied and discharged when due, the Trustee shall deliver a written notice to the Mortgage Trustee stating the amount of such non-payment and that such payment remains unpaid on the date of such notice (which shall be given by the Trustee within 5 Business Days of such non-payment (taking into account any applicable grace period).

Section 2.08. Supplemental Indenture No. 1 is hereby amended by the addition of Section 1.15 thereto, to read as follows:

“Section 1.16 No Transfer of 2035 Collateral Mortgage Bonds. The Company shall cause all of the 2035 Collateral Mortgage Bonds shall be issued and registered in the name of the Trustee. Except (i) as otherwise permitted by the Indenture or (ii) in connection with an assignment to a successor trustee in accordance with the Indenture, the Trustee shall not sell, assign or transfer the 2035 Collateral Mortgage Bonds.”

Section 2.09. The Company desires to exchange the original Global Security representing the 2035 Notes, dated November 17, 2005 (the “Original Global Security”) for the amended and restated Global Security set forth in Exhibit A hereto (which is hereby incorporated herein and made a part hereof) (the “Amended and Restated Global 2035 Note”) incorporating the amendments effected by this Supplemental Indenture in accordance with Section 10.04 of the Original Indenture. In connection therewith, the Company has delivered to the Trustee (i) a Company Order for the authentication and delivery of the Amended and Restated Global 2035 Note and the cancellation of the Original Global Security, along with an Officers’ Certificate and Opinions of Counsel required by the Original Indenture, and (ii) the Amended and Restated Global 2035 Note representing the 2035 Notes in the aggregate principal amount of $250,000,000. Upon receipt of the documents required by the Indenture, the Trustee shall authenticate the Amended and Restated Global 2035 Note to be exchanged for the Original Global Security, cancel the Original Global Security and deliver the cancelled Original Global Security to the Company in accordance with the instructions set forth in the Company Order.

ARTICLE THREE

Miscellaneous Provisions

Section 3.01. The Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 3.02. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 3.03. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND DEEMED TO BE A CONTRACT MADE UNDER, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 3.04. If any provision in this Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

Section 3.05. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.06. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee makes no representations as to the validity, execution or sufficiency of this Supplemental Indenture, the 2035 Collateral Mortgage Bonds or in respect of the recitals contained herein, all of which are deemed made by the Company.

*     *     *     *

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

KANSAS CITY POWER & LIGHT COMPANY

By	/s/ Lori A. Wright
	Name:	Lori A. Wright
	Title:	Vice President – Corporate Planning, Investor Relations and Treasurer

[CORPORATE SEAL]
ATTEST:

By:	/s/ Jeffrey C. DeBruin
	Name:	Jeffrey C. DeBruin
	Title:	Corporate Counsel and Assistant Secretary

THE BANK OF NEW YORK MELLON as Trustee

By	/s/ Stacey B. Poindexter
	Name:	Stacey B. Poindexter
	Title:	Vice President

STATE OF MISSOURI	)
	)	ss.
COUNTY OF JACKSON	)

On the 14th day of March, 2019, before me personally came Lori A. Wright, to me known, who, being by me duly sworn, did depose and say that she is Vice President, Corporate Planning, Investor Relations and Treasurer of KANSAS CITY POWER & LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that she knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.

[NOTARIAL SEAL]

/s/ Annette G. Carter
Notary Public

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

On the 14th day of March, 2019, before me personally came Stacey B. Poindexter, to me known, who, being by me duly sworn, did depose and say that she is a Vice President of THE BANK OF NEW YORK MELLON, one of the corporations described in and which executed the above instrument; that she knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.

[NOTARIAL SEAL]

/s/ Bret S. Derman
Notary Public
Bret S. Derman
Notary Public State of New York
Kings County
LIC. # 02DE6196933
Comm. Exp. 11/17/2020

Exhibit A

[FORM OF NOTE]

[Global Note]

[IF THIS SECURITY IS TO BE A GLOBAL NOTE -] THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

[For as long as this Global Security is deposited with or on behalf of The Depository Trust Company it shall bear the following legend.] Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Kansas City Power & Light Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED	REGISTERED

KANSAS CITY POWER & LIGHT COMPANY

6.05% Senior Notes due 2035, Series B

No.
Interest Rate: 6.05% per annum	Principal Sum $250,000,000
Maturity Date: November 15, 2035	CUSIP No. 485134 BH2
Registered Holder:

KANSAS CITY POWER & LIGHT COMPANY, a Missouri corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the registered holder named above or registered assigns, on the maturity date stated above, the principal sum stated above and to pay interest thereon from November 17, 2005, or from the most recent interest payment date to which interest has been duly paid or provided for, initially on May 15, 2006, and thereafter semi-annually on May 15 and November 15 of each year, at the interest rate stated above, until the date on which payment of such principal sum has been made or duly provided for. The interest so payable on any interest payment date will be paid to the person in whose name this Security is registered at the close of business on the May 1 or November 1, as the case may be, immediately preceding that interest payment date, except as otherwise provided in the Indenture.

The principal and interest payments on the Security will be made by the Company to DTC for disbursement to the registered holder named above. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legally tender for payment of public and private debts.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 1, 2002, as previously supplemented and further supplemented by Supplemental Indenture No. 1, dated as of November 15, 2005, as amended by Supplemental Indenture No. 2 dated as of March 1, 2019 (herein called the “Indenture”), between the Company and The Bank of New York Mellon (formerly The Bank of New York), a corporation organized under the laws of the State of New York authorized to conduct a banking business, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture). Reference is made to the Indenture and any supplemental indenture thereto for the provisions relating, among other things, to the respective rights of the Company, the Trustee and the holders of the Securities, and the terms on which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $250,000,000; provided, however, that the authorized aggregate principal amount of the Securities may be increased above such amount by a Board Resolution to such effect.

The Securities will be secured by a series of mortgage bonds (the “2035 Collateral Mortgage Bonds”) delivered by the Company to the Trustee for the benefit of the holders of the Securities, issued pursuant to the Sixteenth Supplemental Indenture, dated as of March 1, 2019 to the General Mortgage Indenture and Deed of Trust, dated as of December 1, 1986, between the Company and UMB Bank, N.A. (formerly United Missouri Bank of Kansas City, N.A.) (as amended and supplemented, the “Mortgage Indenture”). Reference is made to the Indenture and the Mortgage Indenture for a description of the rights of the Trustee as holder of the 2035 Collateral Mortgage Bonds, the property mortgaged and pledged, the nature and extent of the security and rights of the holders of the mortgage bonds under the Mortgage Indenture and the rights of the Company under the Mortgage Indenture and the terms and conditions upon which the Securities are secured.

The Company shall have the right to redeem the Securities of this series, in whole or in part, at its option at any time from time to time at a price equal to the greater of (i) 100% of the principal amount thereof or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 25 basis points, plus, in each case, accrued and unpaid interest on the principal amount of the Securities being redeemed to the redemption date. The treasury rate will be calculated on the third business day preceding the date fixed for redemption.

For purposes of determining the redemption price:

“treasury rate”, means, with respect to any redemption date: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date;

“comparable treasury issue” means the U.S. Treasury security selected by an independent investment banker as having a maturity comparable to the remaining term (“remaining life”) of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities;

“comparable treasury price” means (1) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the independent investment banker obtains fewer than four such reference treasury dealer quotations, the average of all such quotations;

“independent investment banker” means either BNP Paribas Securities Corp. or J.P. Morgan Securities Inc., as specified by the Company, or, if these firms are unwilling or unable to select the comparable treasury issue, an independent investment banking institution of national standing appointed by the Company;

“reference treasury dealer” means (1) BNP Paribas Securities Corp. and J.P. Morgan Securities Inc. and their respective successors, provided, however, that if either of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “primary treasury dealer”), the Company will substitute therefor another primary treasury dealer and (2) any three other primary treasury dealers selected by the Company after consultation with the independent investment banker;

“reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the independent investment banker, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the independent investment banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

If an Event of Default (as defined in the Indenture) shall have occurred and be continuing with respect to the Securities, the principal hereof may be declared, and upon such declaration shall become due and payable, in the manner, with such effect and subject to the conditions provided in the Indenture. Any such declaration may be rescinded by holders of a majority in principal amount of the outstanding Securities if all Events of Default with respect to the Securities (other than the non-payment of principal of the Securities which shall have become due by such declaration) shall have been remedied.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to the Indenture or to any supplemental indenture with respect to the Securities, or modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities or reduce the principal amount thereof, or reduce the rate thereon, or make the principal thereof, or interest thereon, payable in any coin or currency other than that in the Securities provided, without the consent of each holder of the Securities so affected, or (ii) reduce the aforesaid principal amount of the Securities, the holders of which are required to consent to any such supplemental indenture without the consent of the holders of all Securities then outstanding. The Indenture also contains provisions permitting the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to waive certain past defaults under the Indenture and their consequences.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein provided.

This Security is issuable as a registered Security only, in the denomination of $1,000 and any integral multiples of $1,000 approved by the Company, such approval to be evidenced by the execution thereof.

As provided in the Indenture and subject to certain limitations therein set forth, this Security is transferable by the registered holder hereof in person or by his attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose, but only in the manner, subject to the limitations and upon payment of any tax or governmental charge for which the Company may require reimbursement as provided in the Indenture, and upon surrender and cancellation of this Security. Upon any registration of transfer, a new registered Security or Securities, of authorized denomination or denominations, and in the same aggregate principal amount, will be issued to the transferee in exchange therefore.

The Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notations of ownership or other writing hereof made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon as herein provided and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator or against any past, present or future stockholder, officer or member of the Board of Directors, as such, of the Company, whether by virtue of any constitution, state or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture and not defined herein shall have the meaning assigned to them in the Indenture.

This Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until the certificate of authentication on the face hereof is manually signed by the Trustee.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed by the manual or facsimile signatures of the Vice President – Corporate Planning, Investor Relations and Treasurer and Assistant Treasurer of the Company, and a facsimile of its corporate seal to be affixed or reproduced hereon.

KANSAS CITY POWER & LIGHT COMPANY

By:
Name:
Title:
(SEAL)

By:
Name:
Title:

Dated:

ATTEST:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein issued under the Indenture described herein.

THE BANK OF NEW YORK MELLON
as Trustee

By:
Authorized Signatory

Dated:

SCHEDULE A

SCHEDULE OF ADJUSTMENTS

The initial aggregate principal amount evidenced by the Certificate to which this Schedule is attached is $250,000,000. The notations on the following table evidence decreases and increases in the aggregate principal amount evidenced by such Certificate.

Date of Adjustment	Decrease in Aggregate Principal Amount	Aggregate Principal Amount of Securities Remaining After Such Decrease	Notation by Security Registrar

A-7